UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DELTATHREE, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-4006766
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

419 Lafayette Street
New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

Deltathree, Inc. 2004 Stock Incentive Plan
 (Full title of the plan)

Peter Friedman, Esq.
General Counsel
deltathree, Inc.
419 Lafayette Street
New York, New York 10003
(212) 500-4850
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer     ☐                                      Accelerated filer                     ☐
Non-accelerated filer        ☐                                     Smaller reporting company    ☒

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class A Common Stock, par value $0.001 per share	1,000,000	$0.07	$70,000	$2.75

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares that may become issuable under the 2004 Stock Incentive Plan (as defined below) to prevent dilution resulting from stock dividends, stock splits or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based on the average of the high and low sale prices of the Common Stock on the OTC Bulletin Board on September 19, 2008.

EXPLANATORY NOTE

The Registrant is registering 1,000,000 additional shares of Class A common stock, par value $0.001 per share, of deltathree, Inc. under the deltathree, Inc. 2004 Stock Incentive Plan, as amended and restated, for which a Registration Statement on Form S-8 (Registration No. 333-122242) currently is effective.  Therefore, pursuant to General Instruction E of Form S-8, the contents of such Registration Statement are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jerusalem, State of Israel, on September 25, 2008.

DELTATHREE, INC.

By:	/s/ Dror Gonen
Dror Gonen
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dror Gonen his true and lawful attorney-in-fact, acting alone, with full power of substitution, for and in the name, place and stead of the undersigned, in any and all capacities to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Dror Gonen	Chief Executive Officer, President and Director	September 25, 2008
Dror Gonen	(Principal Executive Officer)

/s/ Richard Grant	Chief Financial Officer (Principal Financial and Accounting Officer)	September 25, 2008
Richard Grant

/s/ Noam Bardin	Director	September 25, 2008
Noam Bardin

/s/ Ilan Biran	Director	September 25, 2008
Ilan Biran

/s/ Benjamin Broder	Director	September 25, 2008
Benjamin Broder

/s/ Lior Samuelson	Chairman of the Board of Directors	September 25, 2008
Lior Samuelson

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Peter Friedman, General Counsel and Secretary.
23.1	Consent of Brightman Almagor & Co.
23.2	Consent of Peter Friedman, General Counsel and Secretary (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).